                                                                    (Exhibit 99)
    COOPER TIRE & RUBBER COMPANY
  701 Lima Ave. - Findlay, OH 45840                                 NEWS RELEASE
(419) 423-1321 - www.coopertire.com
[COOPER LOGO OMITTED]

COMPANY CONTACT:   Roger S. Hendriksen             FOR IMMEDIATE RELEASE
                   (419) 427-4768                  April 17, 2003


                      COOPER TIRE & RUBBER COMPANY REPORTS
                           2003 FIRST QUARTER RESULTS


FINDLAY, OHIO, APRIL 17, 2003 - COOPER TIRE & RUBBER COMPANY (NYSE:CTB) today reported first quarter net income of $15 million, or 21 cents per share, on net sales of $795 million. These results compare to net income of $26 million, or 36 cents per share, on net sales of $813 million in the first quarter of 2002.


AUTOMOTIVE GROUP OPERATIONS

Net sales for Cooper-Standard Automotive were $404 million in the first quarter compared to $386 million last year. The improvement in sales was due to the impact of net new business in North America and Europe and favorable foreign currency exchange rates.

First quarter operating profit for Cooper-Standard Automotive was $23 million, up 8 percent compared to last year. Higher volume associated with new business and the positive impact of restructuring and cost savings initiatives were the principal factors in the improvement.

Significant new business launch activities continued during the quarter. In addition, Cooper-Standard Automotive has been awarded over $55 million in net new business since the beginning of the year.


TIRE GROUP OPERATIONS

Net sales for Cooper's tire operations in the first quarter were $396 million, compared to $433 million in the first quarter of 2002. Cooper Tire's total unit volume declined by 11 percent during the quarter. This decline was largely the result of continuing weak demand in the North American replacement tire industry overall, the difficult comparison to the results achieved in the first quarter of last year and sales pulled into the fourth quarter of last year as dealers bought inventories in advance of a January price increase.

Cooper Tire's operating profit for the quarter was $16 million compared to $43 million last year. Lower volumes had a negative impact of $8 million on operating profit, higher raw material costs had a negative impact of $10 million and energy costs were $4 million higher.

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Commenting on the Company's results for the quarter, Cooper chairman, president and chief executive officer Thomas A. Dattilo said, "Our automotive operations continued to perform very well. Our commitment to the customer and technology that solves the customers' needs, while making sure we are as lean as we can be, is paying off."

"On the other hand, the North American tire industry continues to face several difficult factors in the current environment," Dattilo continued. "Light vehicle unit shipments were down over 6 percent in the quarter as retail demand remained soft. Raw material prices were much higher than a year ago and continued to climb throughout the quarter. Energy costs had a negative impact on production costs as well as transportation expense. This combination made operating conditions very difficult during the quarter."


OUTLOOK

"Tire industry conditions will probably remain tough in the second quarter," Dattilo continued. "Raw material prices will be higher still and tire demand is likely to remain soft. Some of our OEM automotive customers have announced production cuts in the coming months and that will have some impact on Cooper-Standard Automotive. But we anticipate that new business at Cooper-Standard will maintain our sales for the coming months."

"We are optimistic about our opportunities in the second half of the year. Raw material prices should begin to come down and tire demand should improve significantly as pent-up demand is converted into sales. We will see increasing results from our new high performance tire initiatives."

"In our automotive operations, our focus will remain on reducing costs, launching our new products and platforms flawlessly, and securing new business. We have a track record of doing this and we plan on maintaining it."


COMPANY DESCRIPTION

Cooper Tire & Rubber Company is headquartered in Findlay, Ohio and specializes in the manufacture and marketing of automotive products. Products for Cooper's Tire Group include automotive, motorcycle and truck tires, inner tubes, tread rubber and equipment. In the Automotive Group, Cooper is an original equipment supplier of sealing, trim, NVH control systems and fluid handling systems for the automotive industry in North America, Europe, Australia and South America. Cooper has more than 20,000 employees and 52 manufacturing facilities in 13 countries. For more information, visit the Company's web site at: www.coopertire.com.

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FORWARD-LOOKING STATEMENTS

This report contains what the Company believes are "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding projections, expectations or matters which the Company anticipates may happen with respect to the future performance of the industries in which the Company operates, the economies of the United States and other countries, or the performance of the Company itself, which involve uncertainty and risk. Such "forward-looking statements" are generally, though not always, preceded by words such as "anticipates," "expects," "believes," "projects," "intends," "plans," "estimates," and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of the Company's current views and perceptions of future events, and there can be no assurance that such statements will prove to be true. It is possible that actual results may differ materially from those projections or expectations due to a variety of factors, including but not limited to:
o changes in economic and business conditions in the world, especially the continuation of the global tensions and risks of further terrorist incidents which currently exist,
o increased competitive activity, including the inability of the Tire segment to obtain price increases to offset higher production or material costs,
o   the failure to achieve expected sales levels,
o   consolidation among the Company's competitors and customers,
o   technology advancements,
o unexpected costs and charges, including those associated with new vehicle launches,
o fluctuations in raw material and energy prices, including those of both crude petroleum and natural gas and the unavailability of such raw materials or energy sources,
o   changes in interest and foreign exchange rates,
o increased pension expense resulting from continued poor investment performance of the Company's pension plan assets and changes in discount rate and expected return on plan assets assumptions,
o government regulatory initiatives, including the proposed and final regulations under the TREAD Act,
o the cyclical nature and overall health of the global automotive industry, and the impact of the inability of the Company's customers to meet their sales and production goals,
o changes in the Company's customer relationships, including loss of particular business for competitive or other reasons,
o the impact of labor problems, including a strike brought against the Company or against one or more of its large customers,
o   litigation brought against the Company,
o an adverse change in the Company's credit ratings, which could increase its borrowing costs and/or hamper its access to the credit markets,
o the inability of either segment to execute the cost reduction strategies outlined by each for the coming year,
o the impact of reductions in the insurance program covering sufficient to cover the principal risks to the Company, and
o   other unanticipated events and conditions.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

Further information covering issues that could materially affect financial performance is contained in the Company's periodic filings with the U. S. Securities and Exchange Commission.

(Statements of income and balance sheets follow...)

                          Cooper Tire & Rubber Company
                        Consolidated Statements of Income

(Dollar amounts in thousands except per share amounts)

                                                                                              Three Months Ended
                                                                                                    March 31
                                                                               -------------------------------------------------
                                                                                       2002                           2003
                                                                               ------------------             ------------------
Net sales......................................................................         $812,977                       $794,827
Cost of products sold..........................................................          691,099                        693,510
                                                                                 ---------------                 --------------
Gross profit...................................................................          121,878                        101,317

Selling, general and administrative............................................           60,567                         62,146
Restructuring charges..........................................................              517                          1,067
                                                                                 ---------------                 ---------------
Operating profit...............................................................           60,794                         38,104

Interest expense...............................................................           20,001                         16,716
Other - net....................................................................             (659)                        (2,519)
                                                                                 ---------------                 ---------------
Income before taxes............................................................           41,452                         23,907
Provision for taxes............................................................           15,337                          8,726
                                                                                 ---------------                 ---------------
Net Income.....................................................................         $ 26,115                       $ 15,181
                                                                                 ===============                 ===============
Basic earnings per share.......................................................         $   0.36                       $   0.21
Diluted earnings per share.....................................................         $   0.36                       $   0.21
Weighted average shares outstanding
   Basic.......................................................................           72,801                         73,560
   Diluted.....................................................................           73,496                         73,810
Depreciation....................................................................        $ 41,976                       $ 44,102
Amortization of intangibles....................................................         $  1,528                           $936
Capital expenditures...........................................................         $ 23,857                       $ 35,712

Segment information
    Net Sales
      Tire.....................................................................         $433,430                       $395,934
      Automotive...............................................................          386,041                        404,201
      Eliminations.............................................................           (6,494)                        (5,308)

    Segment profit
      Tire.....................................................................           43,392                         16,315
      Automotive...............................................................           21,425                         23,127
      Unallocated corporate charges and eliminations...........................           (4,023)                        (1,338)

                         ******************************
                           CONSOLIDATED BALANCE SHEETS

                                                                                                   March 31
                                                                               -------------------------------------------------
                                                                                     2002                           2003
                                                                               ------------------             ------------------

Assets
Current assets:
    Cash and cash equivalents..................................................       $   84,561                     $   33,159
    Accounts receivable........................................................          569,279                        514,834
    Inventories................................................................          297,655                        319,092
    Prepaid expenses, deferred income taxes and other..........................           69,756                         50,006
                                                                                   -------------                   ------------
         Total current assets..................................................        1,021,251                        917,091

Property, plant and equipment..................................................        1,186,896                      1,193,491
Goodwill.......................................................................          427,895                        427,895
Intangibles and other assets...................................................          173,287                        235,993
                                                                                   -------------                   ------------
                                                                                      $2,809,329                     $2,774,470
                                                                                   -------------                   ------------

Liabilities and Stockholders' Equity
Current liabilities:
    Notes payable..............................................................       $    9,520                     $   26,823
    Trade payables and accrued liabilities.....................................          481,766                        445,852
    Income taxes...............................................................              612                              0
    Current portion of debt.....................................................         170,028                         15,007
                                                                                   -------------                   ------------
         Total current liabilities.............................................          661,926                        487,682

Long-term debt.................................................................          885,119                        876,155
Postretirement benefits other than pensions....................................          201,108                        209,978
Other long-term liabilities....................................................          111,274                        238,246
Deferred income taxes..........................................................           20,218                         10,387
Stockholders' equity...........................................................          929,684                        952,022
                                                                                   -------------                   ------------
                                                                                      $2,809,329                     $2,774,470
                                                                                   -------------                   ------------

These interim statements are subject to year-end adjustments.